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                                  THE TORO COMPANY
                             1992 DIRECTORS STOCK PLAN




1. PURPOSE OF THE PLAN. The purpose of The Toro Company 1992 Directors Stock Plan ("Plan") is to enable The Toro Company (the "Company") to attract and retain experienced and knowledgeable independent directors to serve on the Board of Directors of the Company or its subsidiaries, and to further align their interests with those of the stockholders of the Company by providing for or increasing their stock ownership interests in the Company. It is intended that the Plan be interpreted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable.

2. ELIGIBILITY. All members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries ("Nonemployee Directors") are eligible to participate in the Plan.

3.   PLAN AWARDS.

     a. DIRECTORS SHARES. To carry out the purposes of the Plan, the Company shall issue shares ("Directors Shares") of the Company's Common Stock, $1.00 par value and related preferred share purchase rights (subject to adjustment as provided in Section 4 hereof) (the "Common Stock"), to each person who is then a Nonemployee Director, on the first day of each fiscal year in an amount equal to $5,000 divided by the fair market value of one share of Common Stock; provided, however, that the first award of Directors Shares made under the Plan shall be made on the date that the Plan is first approved by the Company's stockholders to Nonemployee Directors then serving. The "fair market value of one share of Common Stock" shall be the average of the closing prices of the Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for each of the trading days in the three calendar months immediately prior to the date of issue of the Directors Shares.

     b.   DIRECTORS OPTIONS.

          i. ANNUAL GRANT. Subject to the terms and conditions of this Section 3.b., the Company shall grant a nonqualified option ("Directors Options") to purchase 1,000 shares of the Common Stock, to each person who is then a Nonemployee Director, on the first day of each fiscal year at an exercise price per share equal to the fair market value of one share of Common Stock on the date of grant; provided, however, that the first award of Directors Options made under the Plan shall be contingent on approval by the Company's stockholders of the grant of Directors Options. The "fair market value of one share of Common Stock" shall be the closing price of the Common Stock on the New York Stock Exchange on the first day of the Company's fiscal year with respect to which the grant is made, as reported in The Wall Street Journal.

          ii.  OPTION TERMS.

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               (a)  Directors Options shall be exercisable in whole or in part commencing six months following the date of grant and shall remain exercisable for a term of five years after the date of grant, except that the first Directors Options awarded contingent upon approval by the Company's stockholders of the grant of Directors Options shall expire on October 31, 2000.

               (b) No Directors Option shall be assigned or transferred, except by will or the laws of descent and distribution. An option so transferred may be exercised after the death of the individual to whom it is granted only by such individual's legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such individual, and only with respect to an option exercisable at the time of death.

               (c) During the lifetime of a Nonemployee Director, options held by such individual may be exercised only by the Nonemployee Director and only while serving as a member of the Board of Directors of the Company and only if the Nonemployee Director has been continuously so serving since the date such options were granted; provided, however, that in the event of disability of a Nonemployee Director, options may be exercised by such individual not later than the earlier of the date the option expires or one year after the date such service as a member of the Board of Directors ceases by reason of disability, but only with respect to an option exercisable at the time such service ceases.

               (d) Payment of the exercise price may be made in cash, in shares of Common Stock valued at fair market value on the date of exercise or in a combination of cash and Common Stock.

     c. SHARE PRORATION. If, on any date on which Directors Shares are to be issued pursuant to Section 3.a. or Directors Options are to be granted pursuant to Section 3.b., the number of shares of Common Stock is insufficient for the issuance of the entire number of shares to be issued or the grant of the entire number of options as calculated in accordance with Section 3.a. or Section 3.b., then the number of shares to be issued to each Nonemployee Director entitled to receive Directors Shares or Directors Options on such date shall be such Nonemployee Director's proportionate share of such available number of shares or options (rounded down to the greatest number of whole shares), provided that if a sufficient number of shares of Common Stock is available to issue all of the Directors Shares, then the entire number of Directors Shares shall be issued first and the number of shares to be subjected to options shall be prorated in accordance with this section.

     d. SUPPLEMENTAL BENEFIT. Directors Shares and Directors Options are a supplemental benefit and are not a component of the annual retainer paid to Nonemployee Directors. The value of Directors Shares and Directors Options shall not be included in the calculation by the Company of the amount of compensation upon which a Nonemployee Director's retirement benefit is calculated for purposes of the Company's Director Retirement Plan or any similar plan.

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4.   STOCK SUBJECT TO PLAN. Subject to adjustment as provided in this paragraph and subject to increase by amendment of the Plan, the total number of shares of Common Stock that is reserved and available for issuance as Directors Shares or pursuant to Directors Options granted under the Plan shall be 65,000 shares. If any Directors Option granted hereunder expires unexercised or terminates, the shares of Common Stock reserved for issuance pursuant to such option shall, to the extent of any such termination or to the extent the shares covered by an option are not issued or used, again be available for option grants under the Plan. Any shares issued by the Company in connection with the assumption or substitution of outstanding option grants from any acquired corporation shall not reduce the shares available for stock awards or option grants under the Plan. Appropriate adjustments in the number of shares of the Common Stock that may be available for option grants under the Plan and adjustments in the option price per share of outstanding options may be made by the Committee in its discretion to give effect to adjustments made in the number of shares of Common Stock of the Company through any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other similar change in the corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend.

5. CHANGE OF CONTROL. A Change of Control means the earliest to occur of (i) a public announcement that a Person shall have acquired or obtained the right to acquire Beneficial Ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), of 15% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person of 15% or more of the outstanding shares of Common Stock of the Company or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or earning power, or contested election or any combination thereof, that causes or would cause the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

     For purposes of this paragraph, Person means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding the Company, a subsidiary of the Company, any employee benefit plans of the Company or any subsidiary or any entity holding shares of Common Stock for or pursuant to the terms of any such plan). For purposes of this paragraph, Beneficial Ownership includes securities beneficially owned, directly or indirectly, by a Person and such Person's affiliates and associates, as defined under Rule 12b-2 under the Exchange Act, and securities which such Person and its affiliates and associates have the right to acquire or the right to vote, or by any other Person with which such Person or any of such Person's affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of Common Stock, as more fully described in The Toro Company Preferred Share Purchase Rights Plan dated as of May 20, 1998.


6. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee composed of those members of the Board of Directors of the Company who are also employees of the Company (the "Committee"). The Committee shall have the authority to carry out all provisions of the Plan; provided, however, that it shall have no discretion to determine which Nonemployee Directors may receive Directors Shares or Directors Options or to set the value of such Directors Shares or Directors Options, other than to make the calculations required by Section 3.a. and Section 3.b.

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7.   TERM OF PLAN. The Plan became effective on August 20, 1992 and shall terminate ten (10) years thereafter, unless sooner terminated by action of the Board of Directors.

8.   AMENDMENT.

     a. The effective date of any amendment to the Plan shall be the date of its adoption by the Board of Directors; provided, however, that no amendment shall be effective unless and until the same is approved by the stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with any law or rule, including the Exchange Act and the Internal Revenue Code of 1986, as amended. In the event the stockholders do not approve such an amendment, the amendment shall be of no effect and the Plan shall continue in effect as if such amendment had not been adopted by the Board of Directors, unless the Board otherwise determines. No amendment of the Plan shall adversely affect in a material manner any right of any option holder with respect to any option theretofore granted without such option holder's written consent.

     b. The provisions of Section 3.a. and Section 3.b. shall not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

9. GOVERNING LAW. The Plan, options and awards granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, without giving effect to principles of conflicts of laws.